Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 7, 2014 with respect to the financial statements of BioBlast Pharma Ltd. included in the Registration Statement on Form F-1 and related Prospectus of BioBlast Pharma Ltd., dated March 14, 2014.

Tel Aviv, Israel March 14, 2014	/s/ KOST, FORER, GABBAY & KASIERER KOST FORER, GABBAY & KASIERER A Member of Ernst & Young Global